UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2012

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California		95124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Incentive Plan for Fiscal Year 2013

On May 10, 2012, the Compensation Committee of the Board of Directors of Xilinx, Inc. (the “Company”) approved the Company’s Executive Incentive Plan for fiscal year 2013 (the “2013 Incentive Plan”). The 2013 Incentive Plan is designed to tie executive compensation to the Company’s achievement of financial and individual performance objectives. The 2013 Incentive Plan is effective as of April 1, 2012.

The 2013 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2013, the bonus target for the Chief Executive Officer (“CEO”) is 125% of his base salary and the bonus targets for all other executive officers range from 60% to 75% of their respective base salaries, depending on their position.

Under the 2013 Incentive Plan, the cash bonuses for the CEO and all other executive officers are determined using three different components, each with a different weighting. The three components are: (1) the Company’s revenue growth (the “Growth Component”), weighted at 30%; (2) the Company’s operating profit determined in accordance with U.S. GAAP (the “OP Component”), weighted at 30%; and (3) individual performance goals pertaining to each officer’s position and responsibilities (the “Individual Performance Component”), weighted at 40%. For all executive officers other than the CEO, the OP Component and the Individual Performance Component are paid on a semi-annual basis, and the Growth Component is paid on an annual basis. For the CEO, the OP Component is paid on a semi-annual basis, and the Individual Performance Component and the Growth Component are paid on an annual basis.

Growth Component

The Growth Component is designed to reward year-over-year revenue growth. The Growth Component is subject to a minimum threshold for payout and a multiplier that increases the target payout depending on Company performance. The Growth Component multiplier is 20% if the minimum threshold is met and 100% if the target is met. If the target revenue growth percentage is met, the multiplier increases by increments of 20% for each percentage increase in revenue growth, and is capped at an annual maximum of 200%.

OP Component

The OP Component is determined by a formula which measures and rewards improvements in the Company’s operating profit. The OP Component is subject to a minimum threshold range for any payout and a multiplier that increases the payout depending on Company performance. For the OP Component, the threshold range of operating profit percentages is subject to a multiplier of 20%, and the multiplier increases by increments of 10% after the top of the threshold range is met. If the target range of operating profit percentage is met, the multiplier is 100%, and thereafter the multiplier increases by increments of 10%. At the discretion of the Compensation Committee, any extraordinary or one-time charges may be excluded for purposes of calculating the OP Component. The OP Component is capped at a maximum of 200% for each semi-annual period.

Individual Performance Component

The Individual Performance Component is based on a maximum of ten individual performance goals per semi-annual performance period. Achievement of each goal is measured on a scale of 0% achievement to 150% achievement. The threshold for any payout of the Individual Performance Component is 50% overall achievement and the maximum performance is capped at 150%.

Named Executive Officer Salary Adjustments

Also on May 10, 2012, the Compensation Committee of the Board of Directors of the Company approved the following salary adjustments for fiscal 2013 for the following named executive officers, effective July 1, 2012:

Named Executive Officer	Fiscal 2012 Salary	Fiscal 2013 Salary
Moshe N. Gavrielov	$700,000	$750,000
Jon A. Olson	$470,000	$480,000
Victor Peng	$410,000	$470,000
Frank A. Tornaghi	$370,000	$385,000

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2012, the Board of Directors (the “Board”) of Xilinx, Inc., upon the recommendation of the Nominating and Governance Committee of the Board, approved and adopted amendments to Section 2.14 and Section 3.15 of the Company’s Bylaws, effective immediately. The amendment to Section 2.14(b) of the Bylaws eliminates a provision to allow stockholders to submit director nominations for inclusion in the Company’s proxy materials in accordance with such rules as may finally be adopted by the Securities and Exchange Commission providing for such stockholder nominations and proxy inclusion. The amendment to Section 3.15 eliminates that provision, which is in regard to loans to officers, in its entirety.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended.

A copy of the Bylaws, as amended effective May 9, 2012, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.2	Bylaws, as amended effective May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 15, 2012	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Bylaws , as amended effective May 9, 2012